                                                                   EXHIBIT 10.18

                                  SUBLEASE AGREEMENT

    THIS SUBLEASE AGREEMENT (this "Agreement") is made and entered into as of July 1, 1997 at Gwinnett County, Georgia, between QUADRAM CORPORATION, a Georgia corporation ("Sublessor"), and PAYSYS INTERNATIONAL, INC., a Florida corporation ("Sublessee") with its principal address at 900 Winderly Place, Maitland, Florida.

    1. DEMISE AND DESCRIPTION OF PROPERTY. Sublessor hereby leases to Sublessee, and Sublessee hereby leases from Sublessor, for the term and subject to the conditions and covenants hereinafter set forth, the property located in Gwinnett County, Georgia described as follows: approximately 25, 000 square feet of office space at One Meca Way, Norcross, Georgia 30093 (the "Subleased Premises").

    2. TERM. The term of this Agreement shall commence on July 1, 1997 and end on November 30, 2002; PROVIDED, however that this Agreement shall sooner terminate on sooner termination for any cause of that certain Lease Agreement (the "Primary Lease") dated December, 1984, between A.R. Weeks & Associates, as "Landlord" therein, and Quadram Corporation, as "Tenant" therein, leasing the above-described property, a copy of which Primary Lease is attached hereto and incorporated herein by reference as EXHIBIT "B".

    3. RENT. For and during the term of this Agreement, Sublessee shall pay to Sublessor as rent for the Subleased Premises, modular furnishings and communication services as detailed on Exhibit A1 through A3 as follows:

              For the period 7/1/97 through 11/30/97       $23,920.92
              For the period 12/1/97 through 11/30/00      $25,837.92
              For the period 12/1/00 through 11/30/02      $26,358.75

         (which amounts are subject to adjustment annually to reflect actual costs incurred on a pro rata basis with Sublessor). Rent shall be payable by Sublessee on or before the first day of the month in respect of which such rent is paid. The amount of rent set forth above includes payment by Sublessee to Sublessor for use of the Subleased Premises, ordinary and reasonable use of electricity, gas, water and sanitary sewers, property taxes, property insurance on property owned by Sublessor, maintenance and trash removal, repairs, facility and communication personnel, daily cleaning service for the Subleased Premises and telephone and internet service, all as detailed on Exhibit A1-A3. At the time of the signing of the Sublease Agreement, Sublessee shall pay the first month's rent and a deposit of one month's rent. The rent deposit shall be refunded at the end of the term of this Agreement, less any amount required to be paid to compensate Sublessor for unusual damage to the rented facility. Installation or one-time set-up charges and monthly billings for extra services shall be due upon invoice. Leasehold improvements shall be at Sublessee's expense (except for the allowance provided) and shall be payable upon invoice for work done by Sublessor at Sublessee's direction. Sublessor shall provide an allowance of $25,000 for leasehold improvements for the leased space.

    4. USE OF PREMISES. The Subleased Premises shall be used by Sublessee for the uses set forth in the Primary Lease and for no other.

    5.   ASSUMPTION AGREEMENT AND COVENANTS.

         (a) The Sublessee shall comply with all of the provisions of the Primary Lease which are required to be complied with during the term hereof by the Sublessor as Tenant thereunder, EXCEPT THAT
              (i) the payment of rent shall be governed by Paragraph 3 hereof;
              (ii) the term of this Agreement shall be governed by Paragraph 2 hereof; (iii) the Subleased Premises are as described herein;
              (iv) the address for notice to Sublessor shall be as provided herein; and (v) the provisions of Exhibit B to the Primary Lease shall be inapplicable to this Agreement; subsections 14.01, 17.01, 17.02, 17.03, 17.04 and 31.01 of the Primary Lease are
              inapplicable to the Sublease.

         (b) In the event of cancellation or termination of the Primary Lease prior to the expiration date thereof, then this Agreement shall terminate and neither party shall have any further obligation hereunder.

         (c) Insofar as the provisions of the Primary Lease do not conflict with specific provisions herein contained, and except as to those provisions of the Primary Lease which are inapplicable to or non-controlling under this Agreement as described at Paragraph 5(a), above, the provisions of the Primary Lease, and each of them, are incorporated into this Agreement as fully as if completely rewritten herein, and the Sublessee agrees to be bound to the Sublessor by all of the terms of the Primary Lease and to assume toward Sublessor and perform all of the obligations and responsibilities that Sublessor by the Primary Lease assumes toward the Landlord. The relationship between the Sublessee and Sublessor hereunder shall be the same as that between the Sublessor and the Landlord under the Primary Lease. Sublessee shall indemnify and hold harmless Sublessor against and from any and all losses arising from any breach or default of any obligation of Sublessee under this Agreement.

    6. ASSIGNMENT AND SUBLETTING. Sublessee may not assign or sublet or otherwise transfer any of its interest in or to the Subleased Premises to it under this Agreement without Sublessor's prior written consent.

    7. SECURITY AND ACCESS. Sublessee shall abide by and enforce with respect to all persons it allows on the Subleased Premises (and any other property described in the Primary Lease), the existing security and restricted-access systems and procedures of Sublessor for other areas of the building other than the subleased space, the non-smoking restrictions, and any extensions, revisions or substitutions thereof. Sublesses shall install its own security system covering the subleased premises and monitor such at its sole expense.

    8. INSURANCE. Sublessee shall maintain in full force and effect on all of its property, possession, persons and operations in the Subleased Premises a policy or policies of insurance with respect thereto in amounts reasonably acceptable to Sublessor and shall provide Sublessor with a Certificate of Insurance. Sublessor shall be named as Additional Insured on Sublessee's insurance. Sublessee acknowledges that Sublessor will not carry any insurance on any of Sublessee's property, possession, inventory, business, employees, agents or visitors.

    9.   GENERAL.

         (a) This Agreement embodies the entire agreement between the parties hereto relative to the subject matter hereof and shall not be modified, changed, or altered in any respect except in writing.

         (b) The covenants, agreements, and obligations herein contained shall extend to, bind, and inure to the benefit not only of the parties hereto but their successors and assigns; and where more than one party shall be Sublessor under this lease; the word "Sublessor" whenever used in this lease shall be deemed to include all such parties jointly and severally.

         (c) Whenever under this Agreement a provision is made for notice of any kind, such notice shall be given in the manner prescribed in the Primary Lease, except that notice to Sublessee shall be given at the Premises.

         (d) This Agreement and the rights and obligations of the parties hereunder shall be governed by the laws of the State of Georgia. If any provision of this Agreement or any remedy provided herein be invalid under any applicable law, such provision shall be inapplicable and deemed omitted, but the remaining provisions of this Agreement shall be and remain effective in accordance with their terms. Sublessee hereby expressly and irrevocably agrees that Sublessor may bring any action or claim to enforce the provisions of this Agreement in the State of Georgia, and Sublessee hereby irrevocably consents to personal jurisdiction in the State of Georgia in the appropriate state or federal court therein. Sublessee hereby further irrevocably consents to service of process in accordance with the provisions of the laws of the State of Georgia. Nothing herein shall be deemed to preclude or prevent Sublessor from bringing any action or claim to enforce the provisions of this Agreement, or enforce any other rights it may have against Sublessee, in any other appropriate jurisdictions or forum.

         (e) Late payments may, at the Sublessor's option, be subject to a penalty of 5% of the overdue balance. Payments more than 5 days past due are considered late. Late or delinquent payments will be considered an event of default. Sublessee agrees to pay Sublessor's costs and expenses, including reasonable attorney fees, related to collection of late or delinquent payments.

         (f) In the event that Sublessor fails to vacate the subleased premises by the expiration date pursuant to Subsection 2 or fails to extend the term of the lease prior to its expiration date, then the rent for each month or part thereof beyond the expiration date shall be payable at one hundred and fifty percent of the rate specified in Subsection 3.

    IN WITNESS WHEREOF the parties hereto do set their hands and seals the day and year first written above.

SUBLESSOR:                             SUBLESSEE:

Quadram Corporation, a                 PaySys International, Inc.
Georgia corporation                    a Florida corporation


By: /s/ Bonnie L. Herron               By:  /s/ William J. Pearson
   -------------------------------        -------------------------------------

Its:     VP                            Its: Chief Financial Officer
    ------------------------------         ------------------------------------

EXHIBIT A1                       PAYSYS INTERNATIONAL INC.

JULY 1, 1997 THROUGH NOVEMBER 1997

                                                             ANNUAL       MONTH
                                                           ----------  ------------
Office rent 25,000 square feet @8.60 per sq. foot*.......  $  215,000    $17,916.67
-- credit for PHSS space 6,000 sq. ft through 11/97......                 (4,300.00)
                                                                       -------------
                                                                          13,616.67
COST-SHARING ESTIMATED COSTS
Maintenance/repair*......................................       3,750        312.50
Janitorial*..............................................      16,331      1,360.92
Building mgt.*...........................................      10,896        908.00
Mail room*...............................................       1,385        115.42
HVAC repair/maint.*......................................       5,050        420.83
Fire ext/sprinkler sve...................................         520         43.33
insurance................................................       2,200        183.33
Modular workstations rental--as is.......................  $   15,000      1,250.00
Lobby/board rm furniture rental..........................       1,300        108.00
Amortized leasehold--kitchen.............................                    425.00
Amortized leasehold--conf./demo room.....................                  1,658.00
Plant service and plant cost amortized...................                    300.00
                                                           ----------  ------------
SUBTOTAL FACILITIES......................................                $20,702.00

COMMUNICATION SYSTEMS
Capital allocation of phone system.......................       5,000        416.67
Capital allocation of voice mail system..................       3,000        250.00
phone personnel allocation*..............................       9,900        825.00
local line costs allocation*.............................      15,375      1,281.25
Capital allocation of internet system....................       1,200        100.00
internet service cost*...................................       4,152        346.00
                                                           ----------  ------------
SUBTOTAL COMMUNICATION COSTS.............................                $ 3,218.92

TOTAL MONTHLY LEASE PAYMENT..............................                $23,920.92

------------------------

*Denotes amount is subject to adjustment at year end based on actual costs incurred and pro rata % allocation to PaySys.

EXHIBIT A2                       PAYSYS INTERNATIONAL INC.

DECEMBER 1, 1997 THROUGH NOVEMBER 2000

                                                               ANNUAL       MONTH
                                                            ----------  ------------
Office rent 25,000 square feet @8.60 per sq. foot*
(rate increases to 8.85 for 12/00-11/02)..................  $  215,000    $17,916.67

COST-SHARING ESTIMATED COSTS
Maintenance/repair*.......................................       3,750        312.50
Janitorial*...............................................      16,331      1,360.92
Building mgt.*............................................      10,896        908.00
Mail room*................................................       1,385        115.42
HVAC repair/maint.*.......................................       5,050        420.83
Fire ext/sprinkler sve....................................         520         43.33
insurance.................................................       2,200        183.33

Modular workstations rental--as is........................  $   15,000      1,250.00
Lobby/board rm furniture rental...........................       1,300        108.00

SUBTOTAL FACILITIES.......................................                $22,619.00

COMMUNICATION SYSTEMS
Capital allocation of phone system........................       5,000        416.67
Capital allocation of voice mail system...................       3,000        250.00
phone personnel allocation*...............................       9,900        825.00
local line costs allocation*..............................      15,375      1,281.25
Capital allocation of internet system.....................       1,200        100.00
internet service cost*....................................       4,152        346.00
                                                                          ----------
SUBTOTAL COMMUNICATION COSTS.............................                 $ 3,218.92

TOTAL MONTHLY LEASE PAYMENT...............................                $25,837.92

------------------------

*Denotes amount is subject to adjustment at year end based on actual costs incurred and pro rata % allocation to PaySys

EXHIBIT A3                            PAYSYS INTERNATIONAL INC.

DECEMBER 1, 2000 THROUGH NOVEMBER 2002

                                                              ANNUAL        MONTH
                                                           ----------  -------------
Office rent 25,000 square feet @8.85 per sq. foot*.......  $  221,250    $18,437,507

COST-SHARING ESTIMATED COSTS*
Maintenance/repair*......................................       3,750         312.50
Janitorial*..............................................      16,331       1,360.92
Building mgt.*...........................................      10,896         908.00
Mail room*...............................................       1,385         115.42
HVAC repair/maint.*......................................       5,050         420.83
Fire ext/sprinkler sve...................................         520          43.33
insurance................................................       2,200         183.33

Modular workstations rental--as is.......................  $   15,000       1,250.00
Lobby/board rm furniture rental..........................       1,300         108.00

SUBTOTAL FACILITIES......................................                $ 23,139.83

COMMUNICATION SYSTEMS
Capital allocation of phone system.......................       5,000         416.67
Capital allocation of voice mail system..................       3,000         250.00
phone personnel allocation*..............................       9,900         825.00
local line costs allocation*.............................      15,375       1,281.25
Capital allocation of internet system....................       1,200         100.00
internet service cost*...................................       4,152         346.00
                                                                         -----------
 Subtotal Communication Costs............................                $  3,218.92

TOTAL MONTHLY LEASE PAYMENT..............................                $ 26,358.75

------------------------

*Denotes amount is subject to adjustment at year end based on actual costs incurred and pro rata % allocation to PaySys

INTELLIGENT SYSTEMS CORPORATION
PROJECTION OF BUILDING EXPENSES
1997

                                                                                     BACK
                                                                           COST      OUT                    OFFICE
                                                               TOTAL       PER       WHSE                     PER
                                                                FOR         SQ.        &      ADJUSTED        SQ.
DESCRIPTION                              ALLOCATION            YEAR        FOOT       MFG.      COST          FOOT
------------------------------------------------------------------------------------------------------------------
Water..............................  100% to Office & Mfg.     13,600       0.14                13,600        0.14
Gas................................  100% to Office & Mfg.     15,600       0.16                15,600        0.16
Electricity........................  100% to Office & Mfg.    109,800       1.15               109,800        1.15
Building Rent......................  100% to Total Bldg.      719,250       5.25    240,471    478,779        6.63
Building CAM.......................  100% to Total Bldg.       18,000       0.13                18,000        0.25
Pest Control.......................  100% to Total Bldg.          816       0.01                   816        0.01
Garbage Service....................  100% to Total Bldg.        6,600       0.05                 6,600        0.05
Property Taxes AR Weeks............  100% to Total Bldg.       28,712       0.21                28,712        0.21

Total Cash Expenses................                           912,378       7.11    240,471    671,907        8.60
                                                             -----------------------------------------------------
                                                             -----------------------------------------------------

                                                                      COST PER
                                              SQUARE                   SQUARE       TOTAL
                                              FOOTAGE     PERCENT       FOOT        COST
                                            ----------------------------------------------
Office Space..............................     47,222          34%        8.60     406,109
PaySys Office Space.......................     25,000          18%        8.60     215,000
Warehouse.................................     41,472          30%        3.27     135,613
A/C Manufacturing.........................     23,211          17%        6.72     155,978
                                              --------------------                 -------
Total.....................................    136,905         100%                 912,701
                                              --------------------                 -------
                                              --------------------

ALLOCATION:

Warehouse is at a fair market rate of $3.00 per square foot.
Manufacturing is at a fair market rate of $5.00 per square foot.

                                                                     EXHIBIT B

GEORGIA            :

GWINNETT COUNTY    :

                                       PARTIES

    This Lease Agreement, made this 19th day of December, 1984, by and between A. R. WEEKS & ASSOCIATES, INC., hereinafter referred to as "Landlord"; and QUADRAM CORPORATION, hereinafter referred to as "Tenant";

                                     WITNESSETH:

    1.01 Landlord hereby releases to Tenant, and Tenant hereby leases from Landlord, the property hereinafter referred to as the LEASED PREMISES, described as: 137,100 sq. ft. of office/warehouse, at 4355 Shackelford Road, Norcross, Georgia 30093, Gwinnett County, Building 2 in Gwinnett Park.

                                         TERM

    2.01 TO HAVE AND TO HOLD said Leased Premises for a term of ____________ years, commencing on April 1, 1985 upon the following terms, conditions, and covenants:

                                        RENTAL

    3.01 As rental for the Leased Premises, Tenant agrees to pay to A. R. WEEKS & ASSOCIATES for the account of Landlord, the sum of _______________

    3.02 In addition to the Rentals called for herein, Landlord agrees to contract for the landscape maintenance service hand Tenant agrees to pay the Landlord an additional rental of _____ month for said landscaping service, said fee shall increase 6% each year during the term of the lease.

    3.03 The rental provided in paragraph "3. RENTAL" above, includes the construction of tenant improvements on the basis set forth in the plans and specifications attached, or to be attached, hereto in Exhibit "A" and "B".

    3.04 Tenant agrees to pay as additional rent to Landlord, upon demand, its pro rata share of any utility surcharges, or any other costs levied, assessed or imposed by, or at the direction of, or resulting from statutes or regulations, or interpretations thereof, promulgated by any Federal, State, Municipal or local governmental authorities in connection with the use or occupancy of the Leased Premises.

                           DELAY IN DELIVERY OF POSSESSION

    4.01 If Landlord, for any reason whatsoever, cannot deliver possession of the Leased Premises to Tenant at the commencement of the term of this Lease, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom, but in the event there shall be a proportionate reduction of rent covering the period between the commencement of the term and the time when Landlord can deliver possession. If delay is longer than three (3) months, Landlord will provide Tenant equivalent space as the lease premise or other such space as Landlord may have available, until the lease premise can be completed, at no charge to Tenant. The term of this Lease shall be extended by such delay.

                                   USE OF PREMISES

    5.01 The Leased Premises may be used and occupied only for general manufacturing and assembly, testing, warehousing and distribution, showroom and offices and for no other purpose or purposes, without Landlord's prior written consent. Tenant shall promptly comply at its sole expense with all laws, ordinances, orders, and regulations affecting the Leased Premises and their cleanliness, safety, occupation and use. Tenant shall not do or permit anything to be done in or about the Leased Premises, or bring or keep anything in the Leased Premises that will in any way increase the fire insurance upon the Building. Tenant will not perform any act or carry on any practices that may injure the Building or be a nuisance or menace to tenants of adjoining premises. Tenant shall not cause, maintain or permit any outside storage on or about the Leased Premises, including pallets or other refuse. The rear loading areas of the Tenant's unit must be clean and unobstructed.

                                      UTILITIES

    6.01 Landlord shall not be liable in the event of any interruption in the supply of any utilities. Tenant agrees that it will not install any equipment which will exceed or overload the capacity of any utility facilities and that if any equipment installed by Tenant shall require additional utility, facilities, the same shall be installed by Tenant at Tenant's expense in accordance with plans and specifications approved in writing by Landlord. Tenant shall be solely responsible for and shall pay all charges for use or consumption of sanitary sewer, water, gas, electricity or any other utility services.

                                ACCEPTANCE OF PREMISES

    7.01 By entry hereunder, Tenant acknowledges that it has examined the Leased Premises and accepts the same as being in the condition called for by this Lease, and as suited for the uses intended by tenant.

                            ALTERNATIONS, MECHANICS' LIENS

    8.01 Alterations may not be made to the Leased Premises without prior written consent of Landlord, and any alterations of the Leased Premises excepting movable furniture and trade fixtures shall at Landlord's option become part of the realty and belong to Landlord.

    8.02 Should Tenant desire to alter the Leased Premises and Landlord gives written consent to such alterations, at Landlord's option, Tenant shall contract with a contractor approved by Landlord for the construction of such alterations.

    8.03 Notwithstanding anything in paragraph 8.02 above, Tenant may, upon written consent of Landlord, install trade fixtures, machinery or other trade equipment in conformance with the ordinances of the applicable city and county, and the same may be removed upon the termination of this Lease provided Tenant shall not be in default under any of the terms and conditions of this Lease, and the Leased Premises are not damaged by such removal. Tenant shall return the Leased Premises on the termination of this Lease in the same condition as when rented to Tenant, reasonable wear and tear only excepted. Tenant shall keep the Leased Premises, the Building and property in which the Leased Premises are situated free from any liens arising out of any work performed for, materials furnished to, or obligations incurred by Tenant. All such work, provided for above, shall be done at such times and in such manner as Landlord may from time to time designate. Tenant shall give Landlord written notice five (5) days prior to employing any laborer or contractor to perform work resulting in an alteration of the Leased Premises so that Landlord may post a notice of non-responsibility.

                               WASTE AND QUIET CONDUCT

    9.01 Tenant shall not commit, or suffer any waste upon the Leased Premises, or any nuisance, or other act or thing which may disturb the quiet enjoyment of any other tenant in the Building containing the premises or any building in the project in which the premises are located.

                               FIRE INSURANCE, HAZARDS

    10.01 No use shall be made or permitted to be made, of the Leased Premises, nor acts done which might increase the existing rate of insurance upon the Building or cause the cancellation of any insurance policy covering the Building, or any part thereof, nor shall Tenant sell, or permit to be kept, used or sold, in or about the Leased Premises, any article which may be prohibited by the Standard form of fire insurance policies. Tenant shall, at its sole cost and expense, comply with any and all requirement pertaining to the Leased Premises, of any insurance organization or company, necessary for the maintenance of reasonable fire and public liability insurance, covering the Leased Premises, Building and appurtenances. Tenant agrees to pay to Landlord as additional rent, any increase in premiums on policies which may be carried and loss of rent caused by fire and the perils normally included in extended coverage above the rates presently being paid by the Landlord as of the date hereof.

    10.02 Tenant shall maintain in full force and effect on all of its fixtures and equipment in the Leased Premises a policy or policies of fire and extended coverage insurance with standard coverage endorsement to the extent of at least eighty percent (80%) of their insurable value. During the term of this Lease the proceeds from any such policy or policies of insurance shall be used for the repair or replacement of the fixtures, and Landlord will sign all documents necessary or proper in connection with the settlement of any claim or loss by Tenant. Landlord will not carry insurance on Tenant's possessions. Tenant shall furnish Landlord with a certificate of such policy within thirty (30) days of the commencement of this Lease, and whenever required, shall satisfy Landlord that such policy is in full force and effect.

                                 LIABILITY INSURANCE

    11.01 Tenant, at its own expense, shall provide and keep in force with companies acceptable to Landlord public liability insurance for the benefit of Landlord and Tenant jointly against liability for bodily injury and property damage in the amount of not less than Three Million Dollars ($3,000,000.00) in respect to injuries to or death of more than one person in any one occurrence, in the amount of not less than One Million Dollars ($1,000,000.00) in respect to injuries to or death of any one person, and in the amount of not less than Fifty Thousand Dollars ($50,000) per occurrence in respect to damage to property, such limits to be for any greater amounts as may be reasonable indicated by circumstances from time to time existing. Tenant shall furnish Landlord with a certificate of such policy (which certificate shall contain the insurer's waiver of subrogation rights exercisable against the Landlord) within thirty (30) days of the commencement date of this Lease and whenever required shall satisfy Landlord that such policy is in full force and effect. Such policy shall name Landlord as an additional insured and shall be primary and non-contributing with any insurance carried by Landlord. The policy shall further provide that it shall not be canceled or altered without twenty (20) days prior written notice to Landlord.

                               INDEMNIFICATION BY TENANT

    12.01 Tenant shall indemnify and hold harmless Landlord against and from any and all claims arising form Tenant's use of the Leased Premises (other than those arising from negligence of Landlord or its agent employees), or the conduct of its business or from any activity, work, or thing done, permitted or suffered by the Tenant in or about the Leased Premises, and shall further indemnify and hold harmless Landlord against and from any and all claims, arising from any breach or default in the performance of any obligation on Tenant's part to act, neglect, fault or omission of the Tenant, or of its agents or employees, and from and against all costs, attorney's fees, expenses and liabilities incurred in or about such claim or any action or proceeding brought relative thereto and in case any action or proceeding be brought against Landlord by reason of any such claim, Tenant upon notice from Landlord shall defend the same at Tenant's expense by counsel, chosen by Tenant and who is reasonably acceptable to Landlord. Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage from any cause whatsoever except that which is caused by the failure of Landlord to observe any of the terms and conditions of this Lease where such failure has persisted for an unreasonable period of time after written notice of such failure, and Tenant hereby waives all claims in respect thereof against Landlord. The obligations of Tenant under this section arising by reason of any occurrence taking place during the term of this Lease shall survive any termination of this Lease.

                                  WAIVER OF CLAIMS

    13.01 Tenant, as a material part of the consideration to be rendered to Landlord, hereby waives all claims against Landlord for damages to goods, wares and merchandise in, upon or about the Leased Premises and for injury to Tenant, its agents, employees, invitees, or third persons in or about the Leased Premises from any cause arising at any time, other than the negligence of Landlord, its agents and employees.

                                       REPAIRS

    14.01 Tenant shall, at its sole cost, keep and maintain the Leased Premises and appurtenances and every part thereof (excepting exterior walls and roofs which Landlord agrees to repair) including by way of illustration and not by way of limitation all windows and skylights, doors, any store front and the interior of the Leased Premises, including all plumbing, heating, air conditioning, sewer, electrical systems and all fixtures and all other similar equipment serving the Leased Premises in good and sanitary order, condition, and repair. Tenant shall, at its sole cost, keep and maintain all utilities, fixtures and mechanical equipment used by Tenant in good order, condition, and repair. All windows shall be washed and cleaned as often as necessary to keep them clean and free from smudges and stains. In the event Tenant falls to maintain the Leased Premises as required herein or fails to commence repairs (requested by Landlord in writing) within thirty
(30) days after such request, or fails diligently to proceed thereafter to complete such repairs, Landlord shall have the right in order to preserve the premises or portion thereof, and/or the appearance thereof, to make such repairs or have a contractor make such repairs and charge Tenant for the cost thereof as additional rent, together with interest at the rate of twelve percent (12%) per annum from the date of making such payments.

    14.02 Landlord agrees to keep in good repair the roof, foundations, and exterior walls of the premises except repairs rendered necessary by the negligence of Tenant, its agents, employees or invitees. Landlord gives to Tenant exclusive control of premises and shall be under no obligation to inspect said premises. Tenant shall promptly report in writing to Landlord any defective condition known to it which Landlord is required to repair, and Landlord shall move with reasonable diligence to repair such item. Failure to report such defects shall make Tenant responsible to Landlord for any liability incurred by Landlord by reason of such defects.

                                  SIGNS, LANDSCAPING

    15.01 Landlord shall have the right to control landscaping and approve the placing of signs and the size and quality of the same. Tenant shall make no alterations or additions to the Leased Premises or landscaping and shall place no exterior signs on the Leased Premises without the prior written consent of Landlord. Any signs not in conformity with the Lease may be immediately removed by Landlord.

                                    ENTRY LANDLORD

    16.01 Tenant shall permit Landlord and Landlord's agents to enter the Leased Premises at all reasonable times for the purpose of inspecting the same or for the purpose of maintaining the Building, or for the purpose of making repairs, alterations, or additions to any portion to the Building, including the erection and maintenance of such scaffolding, canopies, fences and props as may be required, or for the purpose of posting notices of non-responsibility for alterations, additions, or repairs, or for the purpose of showing the premises to prospective tenants, or placing upon the Building any usual or ordinary "for sale" signs, without any rebate of rent and without any liability to Tenant for any loss of occupation or quiet enjoyment of the Leased Premises thereby occasioned; and shall permit Landlord at any time within thirty (30) days prior to the expiration of this Lease, to place upon the Leased Premises any usual or ordinary "to let" or "to lease" signs. For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the exterior doors about the Leased Premises.

                             TAXES AND INSURANCE INCREASE

    17.01 Tenant shall pay before delinquency any and all taxes, assessments, license fees, and public charges levied, assessed, or imposed and which become payable during the Lease upon Tenant's fixtures, furniture, appliances and personal property installed or located in the Leased Premises.

    17.02 Tenant shall pay upon demand, as additional rental during the term of this lease and any extension or renewal thereof, the amount by which all taxes "including, but not limited to, ad valorem taxes, special assessments and governmental charges) on the premises for each tax year exceeds all taxes on the premises for 1985. In the event the premises are less than the entire property assessed for such taxes for any such tax year, then the tax for any such year applicable to the premises shall be determined by proration on the basis that the rentable floor area of the premises bears to the rentable floor area of the entire property assessed. If the final year of the lease term falls to coincide with the tax year, then any excess for the tax year during which the term ends shall be reduced by the pro rata part of such tax year beyond the lease term. The agent's commission shall not apply to any such additional rental resulting from the provisions of this paragraph.

    17.03 Tenant agrees to pay the amount for all taxes levied upon or measured by the rent payable hereunder, whether as a so-called sale tax, transaction privilege tax, excise tax, or otherwise (but no income taxes shall be payable by Tenant). Such taxes shall be due and payable at the same time as and in addition to each payment of rent.

    17.04 Commencing in the year 1985 and during each remaining year of the lease term or any extension or renewal thereof, in the event that the insurance premiums payable by the Landlord for fire and extended coverage on the property are increased, whether such increase is due to an increase in the valuation of the building, or in the applicable rate of insurance, then

Tenant agrees to pay Landlord as additional rental, Tenant's pro rata share of the increase in said insurance premiums over the base amount paid in the year 1985. Tenant's pro rata share shall be based on the square footage of the premises leased to Tenant (as specified in paragraph 1.01 hereof) compared to the total square footage of leaseable space in the entire building. Tenant agrees to pay Landlord said increased amount within thirty
(30) days after receipt of a notice in writing from Landlord, of the increase in said insurance premiums. If during the final year of the Lease, or any extension or renewal thereof, the term does not coincide with the year upon which the insurance rate is determined, the increase in premiums for the portion of that year shall be prorated according to the number of months during which Tenant was in possession of the Leased Premises.

    17.05 The provisions hereof shall survive the termination of the Lease or any extension or renewal thereof as referred to in the preceding paragraphs 17.02 and 17.04.

                                     ABANDONMENT

    18.01 Tenant shall not vacate nor abandon Leased Premises at any time during the term of this Lease; and if Tenant shall abandon, vacate or surrender the Leased Premises, or be dispossessed by process of law, or otherwise, any personal property belonging to Tenant and left on the Leased Premises shall, at the option of the Landlord, be deemed abandoned.

                                     DESTRUCTION

    19.01 In the event of (a) a partial destruction of the Leased Premises or the Building during the Lease term which requires repairs to either the Leased Premises or the Building, or (b) the Leased Premises or the Building being declared unsafe or unfit for occupancy by any authorized public authority for any reason other than Tenant's act, use or occupation which declaration requires repairs to either the Leased Premises or the Building, Landlord shall forthwith make repairs, provided repairs can be made within sixty (60) days under the laws and regulations of authorized public authorities, but partial destruction (including any destruction necessary in order to make repairs required by any declaration) shall in no way annul or void this Lease, except that Tenant shall be entitled to a proportionate reduction of rent while such repairs are being made. The proportionate reduction is to be based upon the extent to which. the making of repairs shall interfere with the business carried on by Tenant in the Leased Premises. In making repairs Landlord shall be obligated to replace only such glazing as shall have been damaged by fire and other damaged glazing shall be replaced by Tenant. If repairs cannot be made within sixty (60) days, Landlord may, at its option, make same within a reasonable time, this Lease continuing in full force and effect and the rent to be proportionately abated, as in this paragraph provided. In the event that Landlord does not so elect to make repairs which cannot be made within sixty (60) days, or repairs cannot be made under current laws and regulations, this Lease may be terminated at the option of either party. A total destruction (including any destruction required by any authorized public authority) of either the Leased Premises or the building shall terminate this Lease. In the event of any dispute between Landlord and Tenant relative to the provisions of this paragraph, they may each select an arbitrator, the two arbitrators so selected shall select a third arbitrator and the three arbitrators so selected shall hear and determine the controversy and their decision thereon shall be final and binding on both Landlord and Tenant who shall bear the cost of such arbitration equally between them. Landlord shall not be required to repair any property installed in the Leased Premises by Tenant. Tenant waives any right under applicable laws inconsistent with the terms of this paragraph and in the event of a destruction agrees to accept any offer by Landlord to provide tenant with comparable space within the project in which the Premises are located on the same terms as this Lease.

                              ASSIGNMENT AND SUBLETTING

    20.01 Landlord shall have the right to transfer and assign, in whole or in part its rights and obligations in the building and property that are the subject of this Lease. Tenant shall not assign this Lease or sublet all or any part of the leased premises without the prior written consent of the Landlord. In the event of any assignment or subletting, Tenant shall nevertheless at all times, remain fully responsible and liable for the payment of the rent and for compliance with all of its other obligations under the terms, provisions and covenants of this Lease. Upon the occurrence of an "event of default" as defined below, if all or any part of the Leased Premises are then assigned or sublet, Landlord, in addition to any other remedies provided by this Lease or provided by law, may at its option, collect directly from the assignee or subtenant all rents becoming due to Tenant by reason of the assignment or sublease, and Landlord shall have a security interest in all properties on the Leased Premises to secure payment of such sums. Any collection directly by Landlord from the assignee or subtenant shall not be construed to constitute a novation or a release of Tenant from the further performance of its obligations under this Lease.

                                 INSOLVENCY OF TENANT

    21.01 Either (a) the appointment of a receiver to take possession of all or substantially all of the assets of Tenant, or (b) a general assignment by Tenant for the benefit of creditors, or (c) any action taken or suffered by Tenant under any insolvency or bankruptcy act shall, if any such appointments, assignments or action continues for a period of thirty (30) days, constitute a breach of this Lease by Tenant, and Landlord may at its election without notice, terminate this Lease and in that event be entitled to immediate possession of the Leased Premises and damages as provided below.

                                   BREACH BY TENANT

    22.01 In the event of a default, Landlord besides other rights or remedies that it may have, shall have the right to either terminate this Lease or from time to time, without terminating this Lease relet the Leased Premises or any part thereof for the account and in the name of Tenant or otherwise, for any such term or terms and conditions as Landlord in its sole discretion may deem advisable with the right to make reasonable alterations and repairs to the Leased Premises. Tenant shall pay to Landlord, as soon as ascertained, the costs and expenses incurred by Landlord in such reletting or in making such reasonable alterations add repairs. Should such rentals received from time-to-time from such reletting during any month be less than that agreed to be paid during that month by Tenant hereunder, the Tenant shall pay such deficiency to Landlord. Such deficiency shall be calculated and paid monthly.

    22.02 No such reletting of the Leased Premises by Landlord shall be construed as an election on its part to terminate this Lease unless a notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach provided it has not been cured. Should Landlord at any time terminate this Lease for any breach, in addition to any other remedy it may have, it may recover from Tenant all damages it may incur by reason of such breach, including the cost of recovering the Leased Premises, and including (1) all amounts that would have fallen due as rent between the time of termination of this Lease and the time of judgment, or other award, less the avails of all relettings and attornments, plus interest on the balance at the rate of twelve percent (12%) per year; and (2) the worth at the time of the judgment or other award, of the amount by which the unpaid rent for the balance of the term exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; (3) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform his obligations under this Lease or which in the ordinary course of events would likely to result therefrom. "Worth" as used in this provision, is computed by discounting the total at the discount rate of the Federal Reserve Bank of Atlanta at the time of the judgment, or award, plus one percent (1%).

                          ATTORNEYS' FEES/COLLECTION CHARGES

    23.01 Should Landlord be named as a defendant in any suit brought against Tenant in connection with or arising out of Tenant's occupancy hereunder, Tenant shall pay to Landlord its cost and expenses incurred in such suit, including reasonable attorneys' fees. If any rent or other sums of money owed or owing under this lease is collected by or through an attorney at law, tenant agrees to pay fifteen percent (15%) thereof as attorneys' fees.

                                     CONDEMNATION

    24.01 If, at any time during the term of this lease, title to the entire Leased Premises should become vested in a public or quasi-public authority by virtue of the exercise of expropriation, appropriation, condemnation or other power in the nature of eminent domain, or by voluntary transfer from the owner of the Leased Premises under threat of such a taking then this lease shall terminate as of the time of such vesting of title, after which neither party shall be further obligated to the other except for occurrence antedating such taking. The same results shall follow if less than the entire Leased Premises be thus taken, or transferred in lieu of such a taking, but to such extent that it would be legally and commercially impossible for Tenant to occupy the portion of the Leased Premises remaining, and impossible for Tenant reasonable to conduct his trade or business therein.

    24.02 Should there be such a partial taking or transfer in lieu thereof, but not to such an extent as to make such continued occupancy and operation by Tenant an impossibility, then this lease shall continue on all of its same terms and conditions subject only to an equitable reduction in rent proportionate to such taking.

    24.03 In the event of any such taking or transfer, whether or the entire Leased Premises, or a portion thereof, it is expressly agreed and understood that all sums awarded, allowed or received in connection therewith shall belong to Landlord, and any rights otherwise vested in Tenant are hereby assigned to Landlord, and Tenant shall have no interest in or claim to any such sums or any portion thereof, whether the same be for the taking of the property or for damages, or otherwise.

                                       NOTICES

    25.01 All notices, statements, demands, requests, consents, approvals, authorization, offers, agreements, appointments, or designations under this Lease by either party to the other shall be in writing and shall be sufficiently given and served upon the other party, if sent by certified mail, return receipt requested, posted prepaid, and addressed as follows:

         (a)  To Tenant at the Leased Premises;

         (b) To Landlord, addressed to Landlord at 4497 Park Drive, Norcross, Georgia 30093, with a copy to such other place as Landlord may from time to time designate by notice to Tenant.

                                        WAIVER

    26.01 The waiver by Landlord of any breach of any term, covenant, or condition herein contained shall not be deemed to be a waiver of such term, covenant, or condition or any subsequent breach of the same or any other term, covenant, or conditions herein contained. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant, or condition of this Lease, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent.

                                EFFECT OF HOLDING OVER

    27.01 If Tenant should remain in possession of the Leased Premises after the expiration of the Lease term and without executing a new Lease, then such holding over shall be construed as a tenancy from month-to-month, subject to all the conditions, provisions, and obligations of this Lease insofar as the same are applicable to a month-to-month tenancy, except that the rent payable pursuant to subparagraph 3.01 hereof shall be doubled.

                                    SUBORDINATION

    28.01 This Lease, at Landlord's option, shall be subordinate to any ground lease, mortgage, deed of trust, or any other hypothecation for security now or hereafter placed upon the real property of which the Premises are a part and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof.

    28.02 Tenant agrees to execute any documents required to effectuate such subordination or to make this Lease prior to the lien of any ground lease, mortgage or deed of trust, as the case may be, and failing to do so within 10 days after written demand, does hereby make, constitute and irrevocably appoint Landlord as Tenant's attorney in fact and in Tenant's name, place and stead, to do so. If requested to do so, Tenant agrees to attorn to any person or other entity that acquires title to the real property encompassing the Leased Premises, whether through judicial foreclosure, sale under power, or otherwise, and to any assignee of such person or other entity.

                                 ESTOPPEL CERTIFICATE

    29.01 Upon ten (10) days notice from Landlord to Tenant, Tenant shall deliver a certificate dated as of the 1st day of the calendar month in which such notice is received, executed by an appropriate officer, partner or individual, and stating (i) the commencement date of this Lease; (ii) the space occupied by Tenant hereunder; (iii) the expiration date hereof; (iv) a description of any renewal or expansion options; (v) the amount of rental currently and actually paid by Tenant under this lease; (vi) the nature of any default or claimed default hereunder by Landlord and (vii) that Tenant is not in default hereunder nor has any event occurred which with the passage of time or the giving of notice would become a default by Tenant hereunder.

                                       PARKING

    30.01 Tenant shall be entitled to park in common with other tenants of Landlord. Tenant agrees not to overburden the parking facilities and agrees to cooperate with Landlord and other tenants in the use of parking facilities. Landlord reserves the right in its absolute discretion to determine whether parking facilities are becoming crowded and, in such event, to allocate parking spaces among Tenant and other tenants. There will be no assigned parking. Tenant agrees to park all Tenant's trucks in the parking spaces provided at the rear of the building. "Parking" as used herein means the use by Tenant's employees, its visitors, invitees, and customers for the parking of motor vehicles for such periods of time as are reasonably necessary in connection with use of and/or visits to the demised premises.
No vehicle may be repaired or serviced in the parking area and any vehicle deemed abandoned by Landlord will be towed from the project and all costs therein shall be borne by the Tenant. All driveways, ingress and egress, and all parking spaces are for the joint use of all tenants. No area outside of premises shall be used by Tenant for storage without Landlord's prior written permission. There shall be no parking permitted on any of the streets or roadways located in Gwinnett Park.

                                  MORTAGE PROTECTION

    31.01 In the event of any default on the part of Landlord, Tenant will give notice by registered or certified mail to any beneficiary of a deed or trust or mortgagee of a mortgage covering the Premises whose address shall have been furnished it, and shall offer such beneficiary or mortgagee a reasonable opportunity to cure the default, including time to obtain possession of the Premises by power of sale or a judicial foreclosure, if such should prove necessary to effect a cure.

                                 PROTECTIVE COVENANTS

    32.01 This lease is subject to the Protective Covenants of Interstate Industrial Park, attached hereto as Exhibit "C", and to such rules and regulations pertaining to Gwinnett Park which may hereafter be adopted and promulgated.

                               MISCELLANEOUS PROVISIONS

    A. Whenever the singular number is used in this Lease and when required by the context, the same shall include, the plural, and the masculine gender shall include the feminine and neuter genders, and the word "person" shall include corporation, firm or association. If there be more than one tenants, the obligations imposed upon Tenant under this Lease shall be joint and several.

    B. The headings or titles to paragraphs of this Lease are not a part of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part of this Lease.

    C. This instrument contains all of the agreements and conditions made between the parties to this Lease and may not be modified orally or in any other manner than by agreement in writing signed by all parties to this Lease.

    D.    Time is of the essence of each term and provision of this Lease.

    E. Except as otherwise expressly stated, each payment required to be made by Tenant shall be in addition to and not in substitution for other payments to be made by Tenant.

    F. Subject to paragraph 20, the terms and provisions of this Lease shall be binding upon and inure to the benefit of the heirs, executors, administrators, successors, and assigns of Landlord and Tenant.

    G. All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any abatement of rent.

    H. Where the consent of a party is required, such consent will not be unreasonably withheld.

    I. This Lease shall create the relationship of Lessor and Lessee between landlord and Tenant; no estate shall pass out of Landlord; Tenant has only a usufruct, not subject to levy and/or sale and not assignable by Tenant except as provided in paragraph 20.01 hereof.

    J. Tenant acknowledges and agrees that Landlord shall not provide guards or other security protection for the Leased Premises and that any and all security protection shall be the sole responsibility of Tenant.

    K.    This lease shall be governed by Georgia law.

    L. Tenant shall not record this Lease or a memorandum thereof without the written consent of Landlord. Upon the request of Landlord, Tenant shall join in the execution of a memorandum or so-called "short form" of this Lease for the purpose of recordation. Said memorandum or short form of this Lease shall describe the parties, the Demised Premises and the Lease term, and shall incorporate this Lease by reference.

         IN WITNESS WHEREOF, The parties hereto who are individuals have set their hands and seals, and the parties who are corporations have caused this instrument to be duly executed by its proper officers and its corporate seal to be affixed, as of the day and year first above written.

Signed, sealed and delivered as to         A. R. WEEKS & ASSOCIATES, INC.
LANDLORD, in the presence of:


/s/ John C. Atwell                         /s/ Forrest W. Robinson
-----------------------------------        ------------------------------------
                                           By:  Forrest W. Robinson


/s/ Deborah D. Arledge
-----------------------------------
Notary Public


[SEAL]


Signed, sealed and delivered as to         QUADRAM CORPORATION
TENANT, in the presence of:


                                           /s/ Ann B. Srochi
-----------------------------------        ------------------------------------
                                           By:  Secretary



-----------------------------------
Notary Public

ATTEST:


-----------------------------------
         (Corporate Seal)

 [LOGO]




Weeks Corporation
4497 Park Drive
Norcross, GA  30093
770-923-4076/Phone
770-717-3310/Fax

Consent of Landlord

With respect to the Lease Agreement by and between Weeks Realty, L.P. ("Landlord") and Quadram Corporation ("Tenant"), Landlord hereby consents to the sublease of a portion of the facility to PaySys International, Inc. beginning June 1, 1996 through November 30, 2002 on such terms as are negotiated between Tenant and PaySys International. Tenant shall remain fully responsible for the payment of rent and for compliance with all of its other obligations under the terms, provisions and covenants of the lease.

Weeks Realty, L.P.

By: /s/ Forrest Robinson
   --------------------------------

Title:  President & C.O.O.
      -----------------------------

Date:   8/6/97
     ------------------------------

                          FIRST AMENDMENT TO LEASE AGREEMENT
    THIS FIRST AMENDMENT TO LEASE AGREEMENT (hereinafter referred to as the "First Amendment") is made as of the 16 day of November, 1990, by and between WWW, LTD. (hereinafter referred to as "Landlord"), and QUADRAM CORPORATION (hereinafter referred to as "Tenant").

                                     WITNESSETH:

    WHEREAS, Landlord is landlord and Tenant is tenant under that certain Lease Agreement (hereinafter referred to as the "Agreement") dated March 11, 1985 for the lease of 137,100 sq. ft. of office warehouse space at 4355 Shackelford Road, Norcross, in Gwinnett County, Georgia and certain easements, rights and privileges appurtenant thereto (hereinafter referred to as the "Leased Premises"); and

    WHEREAS, the Lease was to have expired by its terms on March 31, 1995 and Tenant desires to continue to occupy the Leased Premises beyond the expiration date; and

    WHEREAS, Landlord and Tenant desire to enter into this First Amendment in order to provide for an extension of the Lease by Tenant upon terms and conditions mutually acceptable to Landlord and Tenant;

    NOW, THEREFORE, for and in consideration of Ten Dollars ($10.00) paid by Landlord and Tenant to one another, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Landlord and Tenant, Landlord and Tenant amend the Agreement as follows:

    1. The Agreement is hereby extended to November 30, 1997, on all of the same terms, covenants and conditions as the Agreement, with the same base year as the original term, except that the base monthly rental due under the Agreement shall be as follows:

         December 1, 1990 - November 30, 1991 $4.40 per square foot December 1, 1991 - November 30, 1992 $4.50 per square foot December 1, 1992 - November 30, 1993 $4.60 per square foot December 1, 1993 - November 30, 1994 $4.70 per square foot December 1, 1994 - November 30, 1995 $4.80 per square foot December 1, 1995 - November 30, 1996 $4.90 per square foot December 1, 1996 - November 30, 1997 $5.00 per square foot

The landscaping service fees shall continue at the rate Tenant is currently paying and shall continue to increase at a rate of six percent (6%) through the original term of the lease.

    2. Except as expressly modified by this First Amendment, all provisions, terms and conditions of the Agreement shall remain in full force and effect.

    3. The parties agree that there exist no defaults or events of default under the Agreement and Landlord waives all claims for late payments of rental through November, 1990.

    4. In the event a provision of this First Amendment conflicts with a provision of the Agreement, the First Amendment shall supersede and control.

    5. All terms and phrases used herein shall have the same meaning as assigned to them in the Agreement.

    6. This First Amendment shall not be of any legal effect or consequence unless signed by Landlord and Tenant, and once signed by Landlord and Tenant it shall be binding upon and inure to the benefit of Landlord, Tenant, and their respective legal representatives, successors and assigns.

    7. This First Amendment has been executed and shall be construed under the laws of the State of Georgia.

    IN WITNESS WHEREOF, the undersigned have caused this First Amendment to be executed under seal and delivered as of the day and year first above written.

                                         LANDLORD:

Signed, sealed and delivered in          WWW, LTD.
the presence of:


                                         By:  /s/ A. R. Weeks, Jr.
-----------------------------------         ----------------------------------
Witness                                       A. R. Weeks, Jr.


/s/ Deborah D. Arledge
-----------------------------------
Notary Public


[SEAL]


                                         TENANT:

Signed, sealed and delivered in          QUADRAM CORPORATION
the presence of:


/s/ Donna McElhannon                     By:  /s/ J. Leland Strange
-----------------------------------         ----------------------------------
Witness                                     Name:
                                            Its:  President


/s/ Marcy P. Holloway
-----------------------------------
Notary Public


[SEAL]



                                         ATTEST:

                                         By:  /s/ Bonnie L. Herron
                                            ----------------------------------
                                            Name:
                                            Its:  Corporate Secretary

                                                    [CORPORATE SEAL]

                         SECOND AMENDMENT TO LEASE AGREEMENT

    THIS SECOND AMENDMENT TO LEASE AGREEMENT (hereinafter referred to as the "Second Amendment") is made as of the 19 day of June, 1997, by and between WEEKS REALTY, L.P. (hereinafter referred to as "Landlord"), and QUADRAM CORPORATION (hereinafter referred to as "Tenant").

                                     WITNESSETH:

    WHEREAS, A.R. Weeks & Associates, Inc. entered into that certain Lease Agreement dated March 11, 1985, as amended by that certain First Amendment to Lease Agreement dated November 16, 1990, (hereinafter collectively referred to as the "Agreement") for the lease of 137,100 sq. ft. of office/warehouse space at 4355 Shackelford Road, Norcross, Georgia, Building 2 in Gwinnett Park which is more particularly described in Exhibit "A" to the Agreement and certain easements, rights and privileges appurtenant thereto (hereinafter referred to as the "Leased Premises"); and

    WHEREAS, the Weeks Realty, L.P. succeeded to the interest of the landlord under the Agreement and is the Landlord with respect to the Leased Premises; and

    WHEREAS, the Agreement will expire by its terms on November 30, 1997 and Tenant desires to enter into this Second Amendment in order to extend the term of the Agreement;

    NOW, THEREFORE, for and in consideration of Ten Dollars ($10.00) paid by Landlord and Tenant to one another, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Landlord and Tenant, Landlord and Tenant amend the Agreement as follows:

    1. The Agreement is hereby extended for an additional five (5) year term effective December 1, 1997 and continuing until midnight on November 30, 2002 on all of the same terms, covenants and conditions as the original Agreement with the same base year except that the base rental for the new term shall be as set forth below:

    December 1, 1997 - November 30, 2000   $59,981.25/month   $719,775.00/year
    December 1, 2000 - November 30, 2002   $62,837.50/month   $754,050.00/year

    The base rental shall be due on or before the first day of each calendar month during the term together with any other additional rent as set forth in the Agreement. The landscaping service fee shall continue at its current rate.

    2. As consideration for Tenant's performance of all obligations to be performed by Tenant under this Lease, Landlord shall contribute the sum of One Hundred Twelve Thousand One Hundred and 00/100 Dollars ($112,100.00) (the "Allowance") towards the cost of tenant improvements to the Leased Premises. The Allowance shall be used for alterations, improvements, fixtures and equipment which become part of or are attached or affixed to the

Leased Premises, including walls, wall coverings and floor coverings, but excluding trade fixtures, furniture and furnishings or other personal property. In the event the cost of tenant improvements exceeds the cost of tenant improvement Allowance, the excess shall be paid by Tenant within thirty (30) days of Tenant's receipt of Landlord's notice.

    3.   Tenant shall have the option to renew the Agreement for one (1) five
(5) year term provided that Tenant gives written notice to Landlord of its intention to renew at least one hundred eighty (180) days prior to the end of the then current term of the Lease. The Extended Term shall be on the same terms and conditions as the initial term of the Agreement, except as expressly provided herein to the contrary with respect to Base Rent and except for such as are, by their terms, inapplicable to an Extended Term.

    The Base Rental for the Extended Term shall increase at a rate of seven percent (7%) above the ending rate for the preceding term, payable in monthly installments on or before the first day of each calendar month in the Extended Term.

    It is expressly understood that Tenant shall have no option to extend the term of the Agreement for the Extended Term if at the time of such attempted exercise of the Extended Term the Agreement is not then in full force and effect and if Tenant is then in default of any terms and conditions of the Agreement beyond any applicable notice and cure period provided for herein.

    4. Landlord and Tenant hereby agree to cooperate with each other in the construction of 10 to 12 parking spaces ("Additional Parking") to be added to the existing parking area per the attached plan marked Exhibit "A". The cost of constructing the Additional Parking shall be paid by Landlord.

    5. Landlord has agreed to renovate the landscaping and sprinkler system, at Landlord's sole cost and expense per the attached plan marked Exhibit "B" and to construct a new storefront entrance to the Premises on the Meca Way side of the Building, per the attached plan marked Exhibit "C".

    6. Landlord agrees to provide preventative maintenance on the HVAC system for the Leased Premises, at its sole cost, provided that Landlord shall not have any obligation to make any corrections, repairs or replacements to the systems.

    7. Except as expressly modified by this Second Amendment, all provisions, terms and conditions of the Agreement shall remain in full force and effect.

    8. In the event a provision of this Second Amendment conflicts with a provision of the Agreement, the Second Amendment shall supersede and control.

    9. All terms and phrases used herein shall have the same meaning as assigned to them in the Agreement.

    10. This Second Amendment shall not be of any legal effect or consequence unless signed by Landlord and Tenant, and once signed by Landlord and Tenant it shall be binding upon and inure to the benefit of Landlord, Tenant, and their respective legal representatives, successors and assigns.

    11. This Second amendment has been executed and shall be construed under the laws of the State of Georgia.

    IN WITNESS WHEREOF the undersigned have caused this First Amendment to be executed under seal and delivered as of the day and year first above written.

                                          LANDLORD:

                                          WEEKS REALTY, L.P.,
Signed, sealed and delivered in           a Georgia limited partnership
the presence of:

/s/ Kelly A. Kinnary
-----------------------------------       By: Weeks GP Holdings, Inc.
Witness                                       a Georgia corporation,
                                              its sole general partner

/s/ Stephanie Pongetti                    By: /s/ Forrest Robinson
-----------------------------------          ---------------------------------
Notary Public                             Name:   Forrest Robinson
                                               -------------------------------
                                          Its:    President/C.O.O.
                                              --------------------------------


[SEAL]

                                          TENANT:
Signed, sealed and delivered in
the presence of:                          QUADRAM CORPORATION

/s/ Sonja Lee
-----------------------------------
Witness                                   By:    /s/ J. Leland Strange
                                             ---------------------------------
                                          Name:
                                               -------------------------------
/s/ Sherry L. Wilhelm                     Its:   President
-----------------------------------           --------------------------------
Notary Public


[SEAL]


                                          ATTEST:

                                          By:   /s/ Bonnie L. Herron
                                             ---------------------------------
                                          Name:     Bonnie L. Herron
                                               -------------------------------
                                          Its:      Secretary
                                              --------------------------------

                                                    [Corporate Seal]